Exhibit 99.1

American Software Reports Preliminary First Quarter of Fiscal Year 2017 Results

ATLANTA--(BUSINESS WIRE)--August 25, 2016--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the first quarter of fiscal 2017.

Key first quarter financial highlights:

  Total revenues for the quarter ended July 31, 2016 were $27.4 million, a decrease of 5% over the comparable period last year.
  Software license revenues for the quarter ended July 31, 2016 were $4.6 million, a decrease of 5% compared to the same period last year.
  Services and other revenues for the quarter ended July 31, 2016 decreased 12% to $12.2 million compared to $13.8 million for the same period last year.
  Maintenance revenues for the quarter ended July 31, 2016 increased 4% to $10.6 million compared to $10.1 million for the same period last year.
  Operating earnings for the quarter ended July 31, 2016 were $1.6 million compared to $3.8 million the same period last year.
  GAAP net earnings for the quarter ended July 31, 2016 decreased 34% to $1.7 million or $0.06 per fully diluted share compared to $2.6 million or $0.09 per fully diluted share for the same period last year.
  Adjusted net earnings for the quarter ended July 31, 2016, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles were $2.0 million or $0.07 per fully diluted share compared to $2.9 million or $0.10 per fully diluted share for the same period last year, which also excluded non-cash stock-based compensation expense and amortization of acquisition-related intangibles.
  EBITDA decreased by 42% to $3.1 million for the quarter ended July 31, 2016 compared to $5.2 million for the quarter ended July 31, 2015.
  Adjusted EBITDA decreased 39% to $3.4 million for the quarter ended July 31, 2016 compared to $5.6 million for the quarter ended July 31, 2015. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense.
  Cloud Services Annual Contract Value (ACV) increased approximately 36% to $4.0 million for the quarter ended July 31, 2016 compared to $3.0 million for the same period of the prior year. The ACV is comprised of software-as-a-service (SaaS) ACV of $2.1 million compared to approximately $1.5 million during the same period last year and other cloud services ACV of $1.9 million compared to $1.5 million during the same period last year.

The Company is including ACV, EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the non-GAAP financial information used by other companies. The Company believes that this presentation of ACV, EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. ACV is a forward-looking operating measure used by management to better understand cloud services (SaaS and other related cloud services) revenue trends within the Company’s business as it reflects the Company’s current estimate of revenue to be generated under the existing client contracts in the forward 12-month period.

The overall financial condition of the Company remains strong, with cash and investments of approximately $78.0 million and no debt as of July 31, 2016. We increased cash and investments by $1.2 million from the same period last year. During the first quarter, the Company paid approximately $2.9 million in dividends.

“Although first quarter results were below our expectations, it should be noted that the same period prior year results included the completion of a project with customer acceptance for approximately $1.5 million in revenue, while the costs for that project were incurred in prior periods,” stated Mike Edenfield, president and CEO of American Software. “We remain optimistic about fiscal year 2017. And, we continued to see more customers leveraging our cloud services and SaaS offerings to accelerate their deployments and enhance their operations. We are pleased to report a significant 36% increase in Cloud Services ACV when compared to the same period in the prior year.”

“Logility’s acquisition of AdapChain, announced on August 23, 2016, extends our ability to deploy our portfolio of innovative solutions more quickly and at a lower total cost of ownership than our industry peers,” said Edenfield. “This is the natural culmination of years of successful collaboration between AdapChain and Logility and enables our customers to enhance their supply chain success by transforming the complexity of enterprise-wide application integration into a quick, simple and repeatable process with systems such as SAP, Oracle, Infor, Microsoft and JDA. The AdapChain acquisition is expected to be accretive to Logility’s earnings and cash flow within the next 12 months.”

“Sales engagements continue to underscore that both new and existing customers are investing to improve their supply chain performance and achieve tangible business benefits from their planning initiatives in the form of lower costs, better service and improved visibility across increasingly complex and global networks,” continued Edenfield. “Likewise, we continue to invest in expanding our global presence to serve more companies around the world. We signed software agreements with customers in 11 countries during the first quarter of fiscal year 2017.”

Additional highlights for the first quarter of fiscal 2017 include:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the first quarter include: AdvancedPierre Foods, Bestseller United, Brightstar Device Protection, Byer of California, Johnson Controls, Medifast, Medline Japan G.K., MGA Entertainment, Sandvik, Serqirus, Shanghai Formica Decorative Material Co. and Smithfield Foods.
  During the quarter, software license agreements were signed with customers located in the following 11 countries: Australia, Canada, China, Denmark, Finland, Ireland, Japan, Mexico, Sweden, the United Kingdom and the United States.
  Logility, a wholly-owned subsidiary of the Company, announced Nutrabolt, a fast-growing nutritional life sciences company, selected Logility Voyager Solutions™ to help drive a more accurate forecast, align inventory and improve customer service. With Logility, Nutrabolt will synchronize its production and inventory with market demand across multiple sales channels.
  Logility announced Vista Outdoor, Inc., a designer, manufacturer, and marketer of outdoor sports and recreation products, implemented Logility Voyager Solutions to increase visibility across its global supply chain and provide the technology foundation for its sales and operations planning (S&OP) process. The company turned to advanced supply chain solutions from Logility to support its S&OP process, foster collaboration, increase forecast accuracy, and improve customer service.
  Logility announced several customer speakers for its upcoming conference, Connections Europe 2016: The Voice of Supply Chain Success. PANDORA, ghd (Good Hair Day), CooperVision, and BESTSELLER join the packed agenda to share their experiences and journeys towards supply chain success. The two-day event will be held at the London Heathrow Marriott Hotel in London, UK, 10 – 11 October 2016.
  During the quarter Logility congratulated Sandvik Mining and Construction on being named a recipient of the Manufacturing Executive 2016 Manufacturing Leadership 100 Award (ML 100). Sandvik Mining and Construction was recognized for its outstanding achievements in the Supply Chain Leadership category for their supply chain transformation journey.
  Logility announced the editors of Supply & Demand Chain Executive Magazine named Logility to its annual listing of the Supply & Demand Chain Executive 100 for supporting Modell’s Sporting Goods and their complex supply chain operations with innovative technology. The award highlights 100 top supply chain projects of the past year and marks the 14th year Logility has been honored for enabling extraordinary supply chain initiatives
  Demand Management, a wholly-owned subsidiary, announced that Andis Company selected Demand Solutions DSX as its supply chain planning solution. The leading provider of hair grooming products will use Demand Solutions DSX Forecast Management to improve planning accuracy.
  NGC Software, a wholly-owned subsidiary of the Company, announced that ELAN International Inc., a designer, manufacturer and distributer of young contemporary collections, including lounge, resort and sportswear, has selected NGC’s ERP (enterprise resource planning) and Shop Floor Control System. ELAN will utilize NGC’s solutions to ensure the company continues to deliver on its reputation for customer service, flexibility and excellent quality at competitive pricing.
  NGC Software announced that Grupo M, the Western Hemisphere’s largest apparel manufacturer, has selected NGC’s PLM software. Grupo M chose NGC’s PLM platform to drive innovation and efficiency for its rapidly growing business. With NGC’s solutions, Grupo M aims to improve productivity throughout its complex organization.
  NGC Software announced that Destination XL Group, Inc. (DXL) is implementing NGC’s EZ-Ship Scan/Pack Solution. DXL will use EZ-Ship to reduce chargebacks and packing errors by validating the contents of each carton and shipment sent from the retailer’s factory.

Company & Technology

  Logility and Demand Management announced each company was named a SupplyChainBrain 100 Great Supply Chain Partner. This marks the 11th year Logility has been recognized and the 10th year for Demand Management. The award is based on a six-month survey in which supply chain professionals were asked to nominate software solution and service providers whose solutions have made a significant impact on their company’s efficiency, customer service and overall supply chain performance.
  Demand Management announced that its president, Bill Harrison was named among the 2016 Provider Pros to Know by industry publication Supply & Demand Chain Executive. The Pros to Know award recognizes an elite group of professionals, chosen from more than 350 applicants, who have helped shape the supply chain industry and elevate the role of supply chain within the enterprise.
  NGC Software announced that Inbound Logistics selected NGC as one of the 2016 Top 100 Logistics IT Providers, marking the eighth consecutive year that NGC has been named to this prestigious annual list. All companies selected to the Top 100 list are viewed as leaders in logistics IT, with solutions that are designed for simplicity, ROI and efficient implementation.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative supply chain optimization and advanced retail planning solutions that help medium, large, and Fortune 500 companies realize substantial bottom-line results in record time. Logility Voyager Solutions™ is a complete supply chain and retail optimization solution suite that features an advanced analytics architecture and provides supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); Integrated Business Planning (IBP), supply and inventory optimization; manufacturing planning and scheduling; retail merchandise and assortment planning and allocation; and transportation planning and management. Logility customers include Abercrombie & Fitch, Big Lots, Parker Hannifin, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers affordable, easy-to-use software-as-a-service (SaaS) supply chain solutions for manufacturers and distributors designed to increase forecast accuracy, improve customer service levels, and reduce overall inventory to maximize profits and lower costs. Demand Solutions DSX offers demand planning, collaborative forecasting, inventory planning, production planning and scheduling, S&OP and IBP. Demand Management serves customers such as Siemens Healthcare, AutomationDirect.com, and Newfoundland Labrador Liquor Corporation. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP, and shop floor control software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Billabong, Carter’s, Destination XL, Hugo Boss, Jos. A. Bank, Marchon Eyewear, Spanx, Swatfame, VF Corporation, and many others. For more information about American Software, named one of the 100 Most Trustworthy Companies in America by Forbes Magazine, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc.; Demand Solutions is a registered trademark of Demand Management, Inc.; and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2016	2015	Pct Chg.
Revenues:
License	$4,627	$4,876	(5%)
Services & other	12,221	13,845	(12%)
Maintenance	10,585	10,137	4%
Total Revenues	27,433	28,858	(5%)

Cost of Revenues:
License	1,823	1,927	(5%)
Services & other	9,053	9,451	(4%)
Maintenance	2,761	2,163	28%
Total Cost of Revenues	13,637	13,541	1%
Gross Margin	13,796	15,317	(10%)
Operating expenses:
Research and development	3,736	3,566	5%
Less: capitalized development	(636)	(817)	(22%)
Sales and marketing	5,471	5,233	5%
General and administrative	3,511	3,447	2%
Amortization of acquisition-related intangibles	68	68	0%
Total Operating Expenses	12,150	11,497	6%
Operating Earnings	1,646	3,820	(57%)
Interest Income & Other, Net	660	303	118%
Earnings Before Income Taxes	2,306	4,123	(44%)
Income Tax Expense	618	1,552	(60%)
Net Earnings	$1,688	$2,571	(34%)
Earnings per common share: (1)
Basic	$0.06	$0.09	(33%)
Diluted	$0.06	$0.09	(33%)

Weighted average number of common shares outstanding:
Basic	28,938	28,614
Diluted	29,254	28,882

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2016	2015	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$1,688	$2,571	(34%)
Income Tax Expense	618	1,552	(60%)
Interest Income & Other, Net	(660)	(303)	118%
Amortization of intangibles	1,212	1,195	1%
Depreciation	195	216	(10%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,053	5,231	(42%)

Stock-based compensation	388	398	(3%)
Adjusted EBITDA	$3,441	$5,629	(39%)

EBITDA , as a percentage of revenues	11%	18%

Adjusted EBITDA , as a percentage of revenues	13%	20%

	First Quarter Ended
	July 31,
	2016	2015	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$1,688	$2,571	(34%)
Amortization of acquisition-related intangibles (2)	50	42	19%
Stock-based compensation (2)	284	248	15%
Adjusted Net Earnings	$2,022	$2,861	(29%)

Adjusted non-GAAP diluted earnings per share	$0.07	$0.10	(30%)

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.06 and $0.09 for the three months ended July 31, 2016 and 2015, respectively.

(2) - Tax affected using the effective tax rate for the three months period ended July 31, 2016.

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AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	July 31,	April 30,
	2016	2016

Cash and Cash Equivalents	$51,837	$49,004
Short-term Investments	20,037	20,957
Accounts Receivable:
Billed	13,437	17,104
Unbilled	4,583	3,444
Total Accounts Receivable, net	18,020	20,548
Prepaids & Other	3,719	3,586
Current Assets	93,613	94,095

Investments - Non-current	6,088	7,924

PP&E, net	3,345	3,396
Capitalized Software, net	8,787	9,140
Goodwill	18,749	18,749
Other Intangibles, net	1,636	1,858
Other Non-current Assets	1,147	1,562
Total Assets	$133,365	$136,724

Accounts Payable	$1,436	$1,280
Accrued Compensation and Related costs	2,301	4,349
Dividend Payable	3,191	2,887
Other Current Liabilities	2,891	2,779
Deferred Revenues - Current	26,401	27,999
Current Liabilities	36,220	39,294

Deferred Revenues - Non-current	512	612
Deferred Tax Liability - Non-current	1,327	1,319
Other Long-term Liabilities	57	605
Long-term Liabilities	1,896	2,536

Total Liabilities	38,116	41,830

Shareholders' Equity	95,249	94,894

Total Liabilities & Shareholders' Equity	$133,365	$136,724

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Three Months Ended
	July 31,
	2016	2015

Net cash provided by operating activities	$5,030	$5,265

Capitalized computer software development costs	(636)	(817)
Purchases of property and equipment, net of disposals	(144)	(65)

Net cash used in investing activities	(780)	(882)

Dividends paid	(2,896)	(2,861)
Excess tax benefits from stock-based compensation	-	13
Proceeds from exercise of stock options	1,479	256

Net cash used in financing activities	(1,417)	(2,592)

Net change in cash and cash equivalents	2,833	1,791
Cash and cash equivalents at beginning of period	49,004	44,655

Cash and cash equivalents at end of period	$51,837	$46,446

CONTACT:
Financial Information Press Contact:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer